UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

      EWRX Internet Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

      Nevada

  000-27195

      98-0117139

(State or other jurisdiction

(Commission

   (IRS Employer

of incorporation)

 File Number)

       Identification Number)

25 Fordham Drive, Buffalo, New York

  14216

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (716) 698-1972

4950 Yonge St., Suite 910, Toronto, Ontario, Canada M2N 6K

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2012, a Common Stock Purchase Agreement between Qing Price (a/k/a Jessica Qing Price, Jessica Qing Wang, Qing Wang) (“Wang”), Navitex Canada, Inc., an Ontario, Canada corporation with a principal place of business at 4950 Yonge Street, Suite 910, Toronto, Ontario, Canada M2N 6K1 (“Navitex”) (Wang and Navitex are collectively referred to as “Sellers”), International Dianliandian Shops Network Science & Technology Corporation, a New York Corporation, Mr. Fenglin Wang, Dr. Wenyi Yu, Mr. Wenyong Wang, Ms. Fang Wang, Mr. Jihuiai Bao and Mr. Fang Cheng, collectively referred to as “Purchasers,” with a principal place of business at 25 Fordham Drive, Buffalo, New York, 14216, was entered into for the sale by “Sellers” and the purchase by “Purchasers” of Seventy Five Million Nine Hundred Twenty Three Thousand Seven Hundred Thirty Three (75,923,733) shares of Common Stock, par value $0.001, of EWRX Internet Systems Inc., (“EWRX” or “Registrant”), as personally owned by Sellers, representing approximately 75.92% of the Registrant’s issued and outstanding common shares.  The Shares to be sold by Sellers represent all of Sellers’ interest in and to any securities of EWRX.  The sale of the shares was completed on July 20, 2012.

There is no family relationship or other relationship between the Sellers and any of the Purchasers and there are no arrangements or understandings among the members of the former or new control groups with respect to election of directors or other matters.

Pursuant to the terms of the Common Stock Purchase Agreement, the Purchaser acquired the 75,923,733 shares of the Registrant’s Common Stock, par value $0.001, for a total of Two Hundred Forty Thousand ($240,000) US Dollars, the “Purchase Price.”

This was a private transaction between the Sellers and Purchasers and no new shares of the Registrant were sold or issued.

Item 5.01 Changes in Control of Registrant.

The information required by this Item 5.01 is incorporated herein by reference to Item 1.01, Entry into a Material Definitive Agreement and Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

All funds ($240,000 US Dollars) for the purchase of the 75,923,733 shares of the Registrant’s Common Stock, par value $0.001, were provided from the Purchasers’ personal funds.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Common Stock Purchase Agreement dated July 3, 2012, all of the Officers of the Registrant resigned their positions on July 19, 2012, and all of the Registrant’s

Directors have agreed to resign their positions in accordance with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934.  Rule 14f-1 requires that if a reporting issuer intends to change control otherwise than by vote of its shareholders, 10 days notice must be given to its shareholders on Schedule 14f-1, which also must be filed with the Securities and Exchange Commission (the “Commission”).  The Schedule 14f-1 is being mailed to the Company’s shareholders and is being filed with the Commission on the same day as this Form 8-K is being filed.  The following Officers resigned effective at the time of the closing of the Stock Purchase Agreement:

Ms. Jessica Q. Wang, President and Chief Executive Officer.

Mr. Elwin Cathcart, Secretary.

Mr. Stanley Kwan, Treasurer.

In accordance with the terms of the Common Stock Purchase Agreement dated July 3, 2012 and the resignation of the Registrant’s Officers, on July 19, 2012, the following persons were appointed the Registrant’s Officers and replaced the resigning Officers:

Mr. Fenglin Wang, President.

Ms. Keren Zhao, Chief Executive Officer.

Mr. William D. Kyle, III, Corporate Secretary

In addition, in connection with the Common Stock Purchase Agreement, all three members of the Registrant’s Board of Directors, Jessica Q. Wang, Elwin Cathcart and Mark Philip Price, resigned (the “Resigning Directors”) effective on the tenth day following the mailing of the Schedule 14F-1 Information Statement to the Registrant’s Stockholders and the following individuals were appointed to serve as Directors, with such appointment to be effective on the tenth day following the mailing of a Schedule 14F-1 Information Statement to the Registrant’s Stockholders:

Mr. Fenglin Wang.

Dr. Wenyi Yu.

Mr. Wenyong Wang.

Ms. Fang Wang.

The resignation of the resigning Directors was not the result of any dispute or disagreement with the Company.

The Registrant’s Directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  The Registrant’s officers are elected annually by, and serve at the pleasure of, the Board of Directors.

Biographies

Directors and Officers

Mr. Fenglin Wang, Chairperson of the Board of Directors, Director and President, 56 years of age.  In 2008, Mr. Wang founded and is Chairman of Dianliandian (DLD) Discount Shopping Service Network, a leading online, discount shopping service, based in Zhengzhou City, China.  Working with some of the China’s leading corporations, including China Mobile Corporation, Agriculture Bank of China and others, DLD has expanded to 200 branches, employs approximately 1,600 people throughout China and is a leading discount shopping platform in China.  DLD is now expanding into the United States.

Dr. Wenyi Yu, Director, 48 years of age, received a Doctorate Degree in Economics from the Management School, Fudan University, Shanghai, China in 1993 with a concentration in Finance, Business Administration and Strategic Planning.  From 1993 -1997, Dr. Yu was a lecturer in business administration at Tsinghua University, Beijing and also visiting scholar at The University of Hong Kong.  From 1997 – 2004, Dr. Yu served as General Manager of Xinghuo Investment Corporation, Ministry of Geography & Mineral Resources of the People’s Republic of China, Director and shareholder of UFSOFT Management Institute, UFSOFT Group Corporation, a top financial software company located in China, Vice director of Department of Capital Operation of China National Petroleum Corporation and Post-doctorate of Fudan University, Shanghai, respectively; from 2004 to the present, Dr. Yu has served as Senior Research Professor, Cultural Industries Institute, Peking University, Beijing, China and consultant for both central government and business banks of China.  Since September 2011, Dr. Yu has been a visiting scholar at Buffalo State College, State University of New York.  Dr. Yu is currently a representative of International Dianliandian ShopsNetwork Science & Technology Corporation, NYS.

Mr. Wenyong Wang, Director, 30 years of age and son of Mr. Fenglin Wang, Chairperson of the Board of Directors, Director and President, received a Master Degree in Computer Science, in 2007, from Henan Financial College.  Since 2006, Mr. Wenyong Wang has held the position of General Manager, Net Power Science & Technology Corporation.  Since 2008, Mr. Wang has been Vice President of Zhengzhou Sanxinweiye Science & Technology Corporation and since January 2012 has served as Director of International Dianliandian ShopsNetwork Science & Technology Corporation, NYS and provides technological support of the DLD service software platform.

Ms. Fang Wang, Director, 25 years of age, is the daughter of Mr. Fenglin Wang, Chairperson of the Board of Directors, Director and President of the Registrant.  Ms. Wang received a Bachelor of International Business from Tianjin Foreign Trade Training College in 2009 with a concentration in Financial Management.  Since, July 2009, Ms. Wang has been a Director, owner and the Financial Manager of Dianliandian Science & Technology Corporation and since January 2012 has served as Director of International Dianliandian ShopsNetwork Science & Technology Corporation, NYS.

Ms. Keren Zhao, Chief Executive Officer, 45 years of age.  In 1995, Ms. Zhao married Dr. Wenyi Yu.  In 1997, Ms. Zhao received a Master Degree in Management Engineering from Tsinghua University Beijing, China with a concentration in Business Administration and Marketing.  Between 2008 - 2009, Ms. Zhao was a consultant to the research project of Development Strategy Research on Beijing Jingdu Culture Investment Corporation, Beiing, a

state-owned corporation charged with preserving the culture, heritage and rehabitation of Old Beijing - South Beijing.  During 2009, Ms. Zhao also was a consultant to the Humanitarian Beijing and Finance Plan Research Report, Beijing Finance Bureau, Beijing Municipal Government, PRC.  From January 2010 – present, Ms. Zhao has served as President and Director of Beijing Hehetianyi Culture Development LLC; from March 2011 - present, Ms. Zhao has served as Vice President of Zhongmingxin Investment Corporation, a company developing a large industrial park near Beijing, China; and from May 2012, Ms. Zhao has been the Chief Executive Officer of International Dianliandian ShopsNetwork Science & Technology Corporation, NYS.

Mr. William D. Kyle, III, Secretary, 67 years of age, possesses over 35 years experience of successfully achieving benchmark-setting growth and expansion with organizations from start-ups to globally focused Fortune 1000 companies.  Mr. Kyle is Managing Member of Enterprise Creations, LLC, a strategic business development and consulting firm he founded in 2009.  From 2003 – 2009, Mr. Kyle was founder and Managing Member of Driver Tools, LLC, a reseller of computer test equipment.  Prior to 2003, Mr. Kyle was Vice President of Marketing and Sales for BlueWater Systems, Inc., a computer software test company acquired by Bsquare Corporation in 2000.  From 2000 – 2003, Mr. Kyle was Director of Marketing, Platform Technologies at Bsquare Corporation.  Mr. Kyle serves on the Board of Directors of First State Capital Investments, Inc. and Sunshine State Capital Investments, Inc. where he is also the CFO and Corporate Secretary of both companies.  Mr. Kyle has a Bachelor of Science Degree in Accounting (1967, University of Montana) and a Master of Science Degree in Human Resource Management (1975, University of Utah); Mr. Kyle also was a USAF F-4 fighter pilot.

Related Parties

Mr. Wenyong Wang and Ms. Fang Wang, both nominated to be Directors, are Mr. Fenglin Wang’s son and daughter, respectively.

Dr. Wenyi Yu, nominated to be a Director is married to Ms. Keren Zhao, Chief Executive Officer.

Otherwise, there are no other family relationships among any of our Directors and Executive Officers.

The Registrant has no material plan, contract or arrangement (written or not written) to which a new director or officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Transactions with Related Persons or Control Persons

Pursuant to the terms of the July 3, 2012 Common Stock Purchase Agreement, the Purchasers acquired the 75,923,733 shares of the Registrant’s Common Stock, par value $0.001, for a total of Two Hundred Forty Thousand ($240,000) US Dollars, the “Purchase Price.”  Following the closing of the Common Stock Purchase Agreement, the following Related Persons or Control

Persons own the following number of shares of the Registrant’s Common Stock, $0.001 par value:

Mr. Fenglin Wang, Chairperson of the Board of Directors, Director and President: 65,000,000 shares (65%).

Dr. Wenyi Yu: 3,000,000 shares (3.0%).

Mr. Wenyong Wang: 3,000,000 shares (3.0%).

Ms. Fang Wang: 2,500,000 shares (2.5%).

Other Purchasers:

Mr. Jihuai Bao: 1,000,000 shares (1%).

International Dianliandian ShopsNetwork Science & Technology Corporation: 923,733 shares (0.9%).  Mr. Fenglin Wang, Chairperson of the Board of Directors, Director and President of the Registrant is Chairman, CEO and owner of International Dianliandian ShopsNetwork Science & Technology Corporation and may be deemed as the beneficial owner of the 923,733 shares being acquired by International Dianliandian ShopsNetwork Science & Technology Corporation.

Mr. Fang Chen: 500,000 shares (0.5%).

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

10.01

Common Stock Purchase Agreement dated July 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EWRX Internet Systems, Inc.

(Registrant)

Date: July 20, 2012

 /s/ Fenglin Wang

Fenglin Wang

 President